Exhibit 10.2

MARPAI, INC.

July 31, 2023

Via e-mail

Mr. Lutz Finger

Dear Lutz,

You and Marpai, Inc. (the “Company”) are parties to an employment letter agreement effective February 28, 2022, as amended by the letter agreement effective February 27, 2023 (as so amended, the “Employment Agreement”).

This letter (this “Amendment”) modifies the Employment Agreement as set forth below:

In Section 10(a), each instance of the date “August 1, 2023”, is replaced by the date “September 1, 2023”.

All other terms of the Employment Agreement will remain unchanged.

This letter is subject to the approval of the Board of Directors of the Company.

Very truly yours,

I have read and accept this Amendment to the Employment Agreement

By:

Name: Lutz Finger